EXHIBIT 99.1

ChinaNet Online Holdings Receives Nasdaq Notification of Non-Compliance with Listing Rules

BEIJING, April 21, 2014 -- ChinaNet Online Holdings, Inc. (Nasdaq Capital Market: CNET) (the “ChinaNet” or "Company"), a leading B2B (business to business) Internet technology company focusing on providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises (“SMEs”) and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced that on April 16, 2014, it received a letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that, due to its inability to file with the Securities and Exchange Commission its annual report on Form 10-K for the fiscal year ended December 31, 2013 on a timely basis, the Company no longer complies with NASDAQ Listing Rule 5250(c)(1) for continued listing, and that the Company has 60 calendar days (or until June 16, 2014) to submit a plan explaining how it expects to regain compliance. If NASDAQ approves the Company’s plan, it can grant the Company an extension of up to 180 calendar days from the due date of the Form 10-K (or until October 13, 2014) to regain compliance.

The Company anticipates that it will be able to file the Form 10-K substantially prior to the expiration of such 60-day period and regain compliance with the NASDAQ Listing Rules. If the Company is unable to file its Form 10-K within the 60-day period, it intends to file with the NASDAQ a plan to regain compliance within the Listing Rules of the NASDAQ. Acceptance of such plan is discretionary with the NASDAQ. This notification has no immediate effect on the listing of the Company’s common stock on the NASDAQ. There can be no assurance, however, that the Company will be able to regain compliance with the listing requirement discussed above or otherwise satisfy the other NASDAQ listing criteria.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading B2B (business to business) Internet technology company focusing on providing O2O (online to offline) sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com, Liansuo.com and Chuangye.com, TV commercials and program production via China-Net TV, and in-house LCD advertising on banking kiosks targeting Chinese banking patrons. Website: http://www.chinanet-online.com. [Missing Graphic Reference]

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

MZ North America
Ted Haberfield, President
Tel:  +1-760-755-2716
Email:    thaberfield@mzgroup.us
Web:     www.mzgroup.us